Exhibit 99.1

Rex Energy Announces Increase of Borrowing Base to $290 Million and

Upcoming Conference Schedule

STATE COLLEGE, Pa., September 5, 2012 (GLOBE NEWSWIRE) – Rex Energy Corporation (Nasdaq: REXX) announced today that its bank group has unanimously voted to increase the company’s borrowing base under the company’s senior secured credit facility from $265 million to $290 million. The 9% increase in the borrowing base is the direct result of the company’s continued success in its drilling program, increasing of estimated ultimate recoveries (EUR) and strong growth in its reserves and production. Under the terms of the credit facility, the bank group re-determines the borrowing base semi-annually utilizing the bank’s estimates of reserves and future oil and gas prices.

“We are very pleased to announce the increase in our borrowing base to $290 million, the third increase to our borrowing base in just over a year,” said Tom Stabley, Rex Energy’s Chief Executive Officer. “The increased borrowing base further enhances our liquidity position and positions us to execute on our business plan at very attractive rates.”

The bank group is comprised of KeyBank N.A., which continues to lead and serve as Administrative Agent of the facility; Royal Bank of Canada; Bank of Montreal; Capital One, N.A.; Manufacturers and Traders Trust Company; SunTrust Bank; Wells Fargo Bank, N.A.; U.S. Bank National Associates; and Union Bank, N.A.

Upcoming Conference Schedule

Management will present at the Credit Suisse 3rd Annual Small & Mid Cap Conference in New York on September 20, 2012. Webcast information for this event, if available, will be posted in the Investor Relations section of the Rex Energy website, www.rexenergy.com, under Events & Presentations. Webcasts will remain available for 30 days after the event.

About Rex Energy Corporation

Rex Energy is headquartered in State College, Pennsylvania and is an independent oil and gas exploration and production company operating in the Appalachian and Illinois Basins within the United States. The company’s strategy is to pursue its higher potential exploration drilling prospects while acquiring oil and natural gas properties complementary to its portfolio.

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Except for historical information, statements made in this release, including those relating to projected impact of the merger transaction on the financial results of the company, strategic plans for Butler operated assets and Ohio Utica assets, planned drilling and fracture stimulation activities, and timing of any projected operations of and sales into the Bluestone plant are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are indicated by words such as “expected”, “expects”, “anticipates” and similar words. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including (without limitation) the following:

•	adverse economic conditions in the United States and globally;

•	domestic and global demand for oil and natural gas;

•	sustained or further declines in the prices the company receives for oil and natural gas;

•	the effects of government regulation, permitting and other legal requirements;

•	the geologic quality of the company’s properties with regard to, among other things, the existence of hydrocarbons in economic quantities;

•	uncertainties about the estimates of the company’s oil and natural gas reserves;

•	the company’s ability to increase production and oil and natural gas income through exploration and development;

•	the company’s ability to successfully apply horizontal drilling techniques and tertiary recovery methods;

•	the number of well locations to be drilled, the cost to drill and the time frame within which they will be drilled;

•	the effects of adverse weather on operations;

•	drilling and operating risks;

•	the ability of contractors to timely and adequately perform their drilling, construction, well stimulation, completion and production services;

•	pipeline and capacity restraints in the midstream, or other external limitations on the company’s ability to place its production into sales

•	the availability of equipment, such as drilling rigs and transportation pipelines;

•	changes in the company’s drilling plans and related budgets;

•	the adequacy of capital resources and liquidity including (without limitation) access to additional borrowing capacity;

•	the difficult conditions in the domestic and global capital and credit markets

•	uncertainties or conditions related to the merger and related transactions; and

•	uncertainties associated with our legal proceedings and the outcome.

The company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on the company’s risks and uncertainties is available in the company’s filings with the Securities and Exchange Commission.

For more information, please visit our website or contact:

www.rexenergy.com

Tom Stabley

Chief Executive Officer

(814) 278-7215

tstabley@rexenergycorp.com

Mark Aydin

Manager, Investor Relations

(814) 278-7249

maydin@rexenergycorp.com